Exhibit 4(f)

FIRST SUPPLEMENTAL INDENTURE, dated as of November 21, 2005 (this “First Supplemental Indenture”), between EDO CORPORATION, a New York corporation (the “Company”) and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association corporation duly organized and existing under the laws of the United States of America, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the Trustee have duly executed and delivered an Indenture, dated as of November 21, 2005 (the “Indenture”), providing for the authentication, issuance, delivery and administration of unsecured notes, debentures or other evidences of indebtedness to be issued in one or more series by the Company (the “Securities”);

WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of Securities to be issued under the Indenture, as supplemented hereby, in an aggregate principal amount of up to $175,000,000 (or up to $201,250,000, if the underwriters exercise in full their over-allotment option as set forth in the Underwriting Agreement) which may be authenticated and delivered as provided in the Indenture;

WHEREAS, the Company desires to supplement the provisions of the Indenture to provide for the issuance of the Notes under the terms of the Indenture as supplemented hereby;

WHEREAS, Section 9.01(j) of the Indenture expressly permits the Company and the Trustee to enter into one or more supplemental indentures for the purposes of establishing the forms and terms of Notes to be issued under the Indenture without the consent of the Holders of any Notes then outstanding;

WHEREAS, for the purposes hereinabove recited, and pursuant to due corporate action, the Company has duly determined to execute and deliver to the Trustee this First Supplemental Indenture; and

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Trustee mutually covenant and agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. All terms contained in this First Supplemental Indenture shall, except as specifically provided herein or except as the context may otherwise require, have the meanings given to such terms in the Indenture. In the event of any inconsistency between the Indenture and this First Supplemental Indenture, this First Supplemental Indenture shall govern. The words “herein,” “hereof,” “hereunder,” and words of similar import shall refer to this First Supplemental Indenture.

Section 1.02. Unless the context otherwise requires, the following terms shall have the following meanings:

(a) Definitions.

“Applicable Conversion Price” means, at any time, $1,000 divided by the Applicable Conversion Rate in effect at such time.

“Applicable Conversion Rate” means 29.2493 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment pursuant to Section 5.07 and Section 5.10 hereto.

“Applicable Price” means the price paid per share of Common Stock in connection with a Make Whole Change of Control, which shall be equal to (i) if holders of Common Stock receive only cash in such Make Whole Change of Control, the cash amount paid per share of Common Stock and (ii) in all other cases, the average of the Sale Prices per share of Common Stock for the five consecutive Trading Days immediately preceding the related Effective Date for such Make Whole Change of Control.

“Average Price” means, in respect of a conversion of Notes pursuant to which Section 5.03 applies, the average of the Sale Prices of the Common Stock for the 20 Trading Days beginning on the third Trading Day immediately following the Conversion Date for such Notes.

“Common Stock” shall mean the common shares, $1.00 par value, of the Company as it exists on the date of this First Supplemental Indenture, or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.

“Conversion Settlement Date” means (i) as soon as practicable following the Conversion Date, but in no event later than the fifth Business Day immediately following the Conversion Date or (ii) if the Company elects to pay cash in lieu of Common Stock in respect of all or any portion of the Conversion Obligation pursuant to Section 5.03, the third Business Day immediately following the final day of the period over which the Average Price is calculated.

“Credit Agreement” means the credit agreement, dated as of November 4, 2005, by and among the Company, Citicorp USA, Inc., as Administrative Agent, Wachovia Bank, National Association, as Syndication Agent, and Bank of

America, N.A., as Documentation Agent, and the lenders and issuers party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended (including, without limitation, as to principal amount), modified, renewed, refunded, replaced or refinanced from time to time (whether or not the original agents or lenders and whether or not contemplated under the original agreement related thereto).

“Designated Event” means any Fundamental Change or a Termination of Trading.

“Fundamental Change” means any of the following occurrences, if such occurrence takes place after the Issue Date of the Notes:

(i) the Company consolidates with or merges into any other Person, or any other Person merges into the Company, or the Company effects a share exchange, and, in the case of any such transaction, the Common Stock is reclassified into or exchanged for any other property or security (in one transaction or a series of transactions); provided, however, that a transaction where the holders of the Company’s Voting Stock immediately prior to such transaction own, directly or indirectly, more than 50% of the aggregate voting power of all classes of Voting Stock of the continuing or surviving Person or transferee or lessee immediately after such event in substantially the same respective proportions as their ownership of such Voting Stock immediately prior to such transaction, shall not be a Fundamental Change pursuant to this clause (i);

(ii) the Company, or the Company and its Subsidiaries taken as a whole, sells, conveys, transfers or leases its properties and assets substantially as an entirety to any Person (other than to one or more of the Company’s Subsidiaries); or

(iii) any “person” or “group” within the meaning of Sections 13(d) and 14(d) of the Exchange Act is or becomes the “beneficial owner” (as defined in Rule 13d-3 and Rule 13d-5 of the Exchange Act) of Common Stock of the Company representing more than 50% of the voting power of the Company’s Voting Stock.

“Interest Payment Date” means, in accordance with the Indenture, the date on which interest payments are due as set forth on the face of the Note.

“Issue Date” of any Note means the date on which the Note was originally issued or deemed issued as set forth on the face of the Note.

“Note” or “Notes” means any of the Company’s 4% Convertible Senior Subordinated Notes Due 2025, as amended or supplemented from time to time, issued under this First Supplemental Indenture.

“Public Acquirer Change of Control” means any Make Whole Change of Control where the acquirer, or any entity that it is a direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total Voting Stock of acquirer, but in each case other than the Company, has a class of common stock traded on a national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with such change of control; provided that if there is more than one such entity, the relevant entity will be such entity that has the most direct beneficial ownership to such acquirer’s or entity’s capital stock. Such acquirer’s or other entity’s class of common stock which is traded on a national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with such Public Acquirer Change of Control is herein referred to as the “Public Acquirer Common Stock.”

“Redemption Date” means the date specified for redemption of the Notes in accordance with the terms of the Notes and this First Supplemental Indenture.

“Redemption Price” means, with respect to any Notes redeemed on a Redemption Date, (i) if such Redemption Date occurs on or after November 20, 2010 and on or prior to November 19, 2011, 101.143% of the aggregate principal amount of the Notes being redeemed, (ii) if such Redemption Date occurs on or after November 20, 2011 and on or prior to November 19, 2012, 100.571% of the aggregate principal amount of the Notes being redeemed and (iii) if such Redemption Date occurs on or after November 20, 2012, 100% of the aggregate principal amount of the Notes being redeemed, in each case plus accrued and unpaid interest to, but excluding such Redemption Date, unless such Redemption Date occurs after a Regular Record Date for the payment of interest and on or prior to the related Interest Payment Date in which case, pursuant to Section 4.01, accrued and unpaid interest shall be paid to the Holder of record as of the applicable Regular Record Date.

“Sale Price” on any date means, with respect to the Common Stock or any other security for which a sale price must be determined, the closing sale price per share (or, if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on such date as reported in composite transactions on the principal United States securities exchange on which shares of Common Stock or such other security are traded or, if the shares of Common Stock or such other security are not listed on a United States national or regional securities exchange, as reported by the Nasdaq National Market. The Sale Price will be determined without reference to after-hours or extended market trading. If the shares of Common Stock or such other security are not listed for trading on a United States national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the Sale Price will be the last quoted bid for the shares of Common Stock or such other security in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the shares of Common Stock or such other security are not so quoted, the Sale Price will be the average of the midpoint of the last bid and asked prices for the shares of Common Stock or such other security on the relevant date from each of at least two nationally recognized independent investment banking firms selected by the Company for this purpose.

If during a period applicable for calculating “Sale Price” pursuant to the definition in the preceding paragraph, an issuance, distribution, subdivision or combination occurs requiring an adjustment to the Applicable Conversation Rate pursuant to Section 5.07, “Sale Price” with respect to the Company’s Common Stock shall be calculated for such period in a manner determined by its Board of Directors to reflect the impact of such issuance, distribution, subdivision or combination on the price of the Common Stock during such period.

“Security Register” means the register maintained by the Registrar that evidences ownership of the Notes.

“Termination of Trading” means the Common Stock or other common stock into which the Notes are convertible is neither listed for trading on a United States national securities exchange nor approved for trading on the Nasdaq National Market.

“Trading Day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on Nasdaq or, if the Common Stock is not quoted on Nasdaq, on the principal other market on which the Common Stock is then traded.

“Underwriting Agreement” means the Underwriting Agreement dated November 15, 2005 between the Company and Citigroup Global Markets, Inc. for itself and representatives of the underwriters named therein relating to the Notes.

“Voting Stock,” as applied to the stock (or the equivalent thereof) of any corporation, means stock (or the equivalent thereof) of any class or classes, however designated, having ordinary voting power for the election of a majority of the directors of such corporation, other than stock (or such equivalent) having such power only by reason of the happening of a contingency.

(b) Other Definitions.

Term	Defined in Section
Additional Shares	2.06(f)
Adjustment Event	5.07(k)
Agent Members	2.06(f)
Conversion Agent	2.04
Conversion Date	5.02
Conversion Obligation	5.01
Conversion Retraction Period	5.03
Current Market Price	5.07(g)(i)
Designated Event Purchase Date	7.01(a)
Designated Event Purchase Notice	7.01(b)
Designated Event Purchase Price	7.01(a)
Designated Senior Debt	8.01(d)
Determination Date	5.07(k)
Distributed Assets or Securities	5.07(d)
Dividend Threshold Amount	5.07(e)
Effective Date	5.10(a)
Expiration Time	5.07(f)
Fair Market Value	5.07(g)(ii)
Make Whole Change of Control	5.10(a)
non-electing share	5.11
Notice of Conversion	5.02
Paying Agent	2.04
Publicly Traded Securities	7.01(a)
Purchase Date	6.01(a)
Purchase Notice	6.02(a)
Purchase Price	6.02
Purchased Shares	5.07(f)(i)
Redemption Price	4.01
Reorganization Event	5.11(a)
Registrar	2.04
Regular Record Date	5.07(g)(iii)
Reorganization Event	5.11(a)
Retraction Date	5.03
Senior Debt	8.01(b)
Senior Subordinated Debt	8.01(a)
Settlement Method Election Notice	5.03
Stated Maturity	2.02
Subordinated Debt	8.01(a)
Trigger Event	5.07(d)
Valuation Period	5.10(d)(ii)

ARTICLE 2

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01. Designation, Form and Dating. The Notes shall be a series of senior subordinated unsecured notes and are hereby authorized and designated as “4% Convertible Senior Subordinated Notes Due 2025.”

The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A. The terms and provisions contained in the form of Notes attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this First Supplemental Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this First Supplemental Indenture, the Indenture, or as may be required by the Trustee, the Depositary, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Subject to Section 2.06 hereof, so long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by the Indenture, all of the Notes will be represented by one or more Global Securities. The transfer and exchange of beneficial interests in any such Global Security shall be effected through the Depositary in accordance with this First Supplemental Indenture and the applicable procedures of the Depositary.

Each Global Security shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such Notes.

Section 2.02. Stated Maturity; Interest. The maturity of the Notes shall be November 15, 2025 (the “Stated Maturity”). The Notes bear interest at the rate of 4% per year from the Issue Date, or from the most recent date to which interest had been paid or provided for. Interest is payable semi-annually in arrears on each Interest Payment Date, commencing on May 15, 2006. The Regular Record Date for each Interest Payment Date shall be the first day of the calendar month on which such Interest Payment Date falls. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

Section 2.03. Limit on Amount of Series. The aggregate principal amount of Notes which may be authenticated and delivered under this First Supplemental Indenture is limited to $175,000,000 (or $201,250,000 if the underwriters exercise in full their over-allotment option as set forth in the Underwriting Agreement).

Section 2.04. Registrar, Paying Agent, Conversion Agent and Trustee. In addition to Section 2.05 of the Indenture, the Company shall maintain an office or agency where Notes may be presented for conversion (the “Conversion Agent”), which shall initially be the Trustee.

Section 2.05. Conversion Agent to Hold Shares in Trust. The Company shall require each Conversion Agent other than the Trustee to agree in writing that the Conversion Agent will hold in trust for the benefit of Holders or the Trustee all shares of Common Stock held by the Conversion Agent for the delivery of Common Stock when due upon conversion, and will notify the Trustee of any default by the Company in making any such delivery. While any such default continues, the Trustee may require a Conversion Agent to deliver all shares of Common Stock held by it to the Trustee. The Company at any time may require a Conversion Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Conversion Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Conversion Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all shares held by it as Conversion Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Conversion Agent for the Securities.

Section 2.06. Global Securities.

(a) Notwithstanding any other provisions of this First Supplemental Indenture, the Indenture or the Notes, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.08 of the Indenture and this Section 2.06. A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause (a) shall not prohibit any transfer of a Note that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Note to any Person shall be effective under this First Supplemental Indenture unless and until such Note has been registered in the name of such Person.

(b) Notwithstanding any other provisions of this First Supplemental Indenture, the Indenture or the Notes, a Global Security shall not be exchanged in whole or in part for a Note registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Notes registered in the names of any Person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as depositary for such Global Security or the Depositary ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days, (ii) the Company by notice to the Trustee elects to issue the Notes in definitive registered form in exchange for all or any part of the Notes represented by the Global Security or (iii) there is or continues to be an Event of Default and the Registrar receives notice from the Depositary for the issuance of definitively registered Notes in exchange for the Global Security. Any Global Security exchanged pursuant to clause (a) above shall be so exchanged in whole and not in part. Any Note issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(c) Notes issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have a principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee or the Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Note issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(d) Subject to the provisions of Section 2.06(f) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this First Supplemental Indenture or the Notes.

(e) In the event of the occurrence of any of the events specified in Section 2.06(b) above, the Company will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form, without interest coupons.

(f) Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this First Supplemental Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company or the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Note.

Section 2.07. Legal Holiday. Notwithstanding anything to the contrary in the Indenture and subject to the next two succeeding sentences, if any specified date (including a date for giving notice) on which action is to be taken under this Indenture is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday. In any case where an Interest Payment Date (other than an Interest Payment Date coinciding with the Stated Maturity or earlier Redemption Date, Purchase Date or Designated Event Purchase Date) of a Note falls on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day and no interest on such payment will accrue for the period from and after the Interest Payment Date to such next succeeding Business Day. If the Stated Maturity, Redemption Date, Purchase Date or Designated Event Purchase Date of a Note would fall on a day that is not a Business Day, the required payment of interest, if any, and principal will be made on the next succeeding Business Day and no interest on such payment will accrue for the period from and after the Stated Maturity, Redemption Date, Purchase Date or Designated Event Purchase Date to such next succeeding Business Day.

Section 2.08. Discharge, Legal Defeasance and Covenant Defeasance. Pursuant to Section 8.01 of the Indenture, the Company elects not to have either Section 8.02 or 8.03 apply to the Notes.

ARTICLE 3

REMEDIES AND DEFAULTS

Section 3.01. Additional Events of Default. Pursuant to Section 6.01 of the Indenture, in addition to the Events of Default set forth in the Indenture (which shall apply regardless of whether any such Event of Default is caused by the provisions of Article 8 hereof), the following (without duplication to those set forth in the Indenture) shall constitute Events of Default with respect to the Notes:

(a) the Company fails to deliver Common Stock, or cash in lieu thereof, or a combination of the foregoing, together with cash instead of fractional shares when due upon conversion of any Note and such failure continues for 10 days;

(b) the Company fails to provide notice of a Designated Event or a Fundamental Change anticipated effective date when due;

(c) the Company fails to make any payment by the end of the applicable grace period, if any, after the maturity of any indebtedness for borrowed money in an amount in excess of $10.0 million, or if there is an acceleration of indebtedness for borrowed money in an amount in excess of $10.0 million because of a default with respect to such indebtedness without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled, in either case, for a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the Notes; and

(d) the Company fails to observe or comply with Article 9 hereof.

Section 3.02. Waiver. Subject to Section 6.02 of the Indenture and in addition to Section 6.04 of the Indenture, and notwithstanding anything to the contrary therein, the Holders of a majority in aggregate principal amount of Notes at the time outstanding through their written consent, or the Holders of a majority in aggregate principal amount of Notes then outstanding represented at a meeting at which a quorum is present by a written resolution, may waive any existing Default or Event of Default other than with respect to (a) any payment of principal of, premium, if any, or interest on the Notes, which requires the consent of the Holder of each Note affected; (b) any failure to convert the notes, which requires the consent of the Holder of each Note affected or (c) the covenants or provisions that may not be modified or amended without the consent of the Holder of each Note affected, as provided in Section 9.02 of the Indenture and Section 10.02 of this Supplemental Indenture.

Section 3.03. Control By Majority. Holders of a majority in aggregate principal amount of the Notes outstanding through their written consent, or the holders of a majority in aggregate principal amount of the notes then outstanding represented at a meeting, may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of such Securities or that may involve the Trustee in personal liability.

ARTICLE 4

REDEMPTION OF NOTES

Section 4.01. Right to Redeem; Notices to Trustee. Prior to November 20, 2010, the Notes shall not be redeemable at the option of the Company. On or after November 10, 2010, and until the Stated Maturity, the Notes are redeemable for cash as a whole or in part at the option of the Company at the Redemption Price; provided that if the Redemption Date falls after a Regular Record Date but on or prior to the next succeeding Interest Payment Date, accrued and unpaid interest shall be paid to the Holder of record as of the applicable Regular Record Date, rather than to the Holder presenting the Note for redemption.

For purposes of Section 3.02 of the Indenture, if any Note selected for partial redemption is converted in part before the Business Day immediately preceding the Redemption Date, the converted portion of such Note shall be deemed (so far as may be) to be the portion selected for redemption. Notes which have been converted during a selection of Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

Section 4.02. Notice of Redemption. (a) Notwithstanding Section 3.03 of the Indenture, at least 15 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Notes to be redeemed.

(b) A notice of redemption shall identify the Notes to be redeemed (including the CUSIP numbers) and shall at a minimum state in addition to the requirements of Section 3.03 of the Indenture but without duplication thereof:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) the Applicable Conversion Rate;

(iv) the name and address of the Paying Agent and Conversion Agent;

(v) that Notes called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the Redemption Date;

(vi) that Holders who want to convert Notes must satisfy the requirements set forth in the applicable provisions of the Notes and this First Supplemental Indenture;

(vii) whether the Company will deliver cash, Common Stock or a combination of cash and Common Stock in the event a Holder converts Notes called for redemption (which such election shall apply to all conversions of Notes to the Business Day immediately preceding the Redemption Date);

(viii) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(ix) if fewer than all the outstanding Notes are to be redeemed, the certificate number and principal amounts of the particular Notes to be redeemed;

(x) that, unless the Company defaults in making payment of such Redemption Price, interest on Notes called for redemption will cease to accrue on and after the Redemption Date; and

(xi) the CUSIP number of the Notes.

ARTICLE 5

CONVERSION

Section 5.01. Right to Convert.

(a) Subject to and upon compliance with the provisions of this First Supplemental Indenture, the Holder of any Note shall have the right, at such Holder’s option, to convert the principal amount of the Note, or any portion of such principal amount which is a multiple of $1,000, into a number of fully paid and nonassessable shares of Common Stock equal to the Applicable Conversion Rate in effect at such time in the manner provided in Section 5.02 subject to the Company’s right to elect to satisfy such conversion in any manner permitted pursuant to Section 5.03 (the number of shares of Common Stock or cash into which the Notes are convertible, the “Conversion Obligation”).

(b) Notes may be surrendered for conversion in integral multiples of $1,000 principal amount at any time prior to the close of business on the Business Day immediately preceding Stated Maturity or a Redemption Date of such Notes.

Section 5.02. Conversion Procedures.

(a) To convert a Note, a Holder shall (1) in the case of a Note represented by a Global Security, comply with the procedures of the Depositary in effect at that time and furnish appropriate endorsement and transfer documents, and (2) in the case of a Note issued in certificated form, surrender such Note, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, subject to Section 5.05, pay any applicable taxes, if any, and give irrevocable written notice to the Conversion Agent in the form on the reverse of such certificated Note (or a facsimile thereof) (a “Notice of Conversion”) at said office or place that such Holder elects to convert the same and shall state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such holder wishes the certificate or certificates for the Common Stock, if any, included upon settlement of such conversion, if any, to be registered. The date on which a Holder complies with the foregoing requirements shall be the “Conversion Date.” No Notice of Conversion with respect to any Notes may be tendered by a holder thereof if such holder has also tendered a Purchase Notice or Designated Event Purchase Notice and not validly withdrawn such notice in accordance with this First Supplemental Indenture.

(b) Upon conversion of a Note in accordance with clause (a) above, the Company shall, on the Conversion Settlement Date, (i) issue, or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates for the number of full shares of Common Stock (or effect a book entry transfer of such shares of Common Stock), if any, to which such Holder shall be entitled as part of such Conversion Obligation as determined pursuant to Section 5.03, together with any cash in lieu of fractional shares as set forth in Section 5.04 below, and (ii) to the extent the Company elects to pay cash in respect of all or any portion of the Conversion Obligation pursuant to Section 5.03, pay such amount of cash to the Holder or its nominee, as determined thereunder.

(c) To the extent the Company satisfies a Conversion Obligation in Common Stock, the Person in whose name the Common Stock certificate is registered shall be deemed to be a shareholder of record at the close of business on the applicable Conversion Settlement Date; provided, however, that if any such date is a date when the stock transfer books of the Company are closed, such Person shall be deemed a shareholder of record as of the next date on which the stock transfer books of the Company are open.

(d) No payment or adjustment shall be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this Section 5.02. On conversion of a Note, any accrued and unpaid interest with respect to such Note shall be deemed cancelled, extinguished and forfeited. Notwithstanding the preceding sentence, on (i) conversion of a Note during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the opening of business on the next Interest Payment Date, the Holder on such Regular Record Date shall receive the interest payable on such Interest Payment Date and (ii) on conversion of a Note following the opening of business after the date the Company gives notice of a Fundamental Change as set forth in Section 5.10(c) until the close of business on the related Designated Event Purchase Date, the Holder will receive, in addition to the settlement amounts of the Conversion Obligation set forth in Section 5.03, accrued and unpaid interest to but excluding the related Conversion Date.

(e) Other than with respect to a Global Security, upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Note equal in principal amount to the principal amount of the unconverted portion of the Note surrendered.

(f) Notes or portions thereof surrendered for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the opening of business on the next Interest Payment Date shall be accompanied by payment to the Company or its order, of an amount equal to the interest payable on such Interest Payment Date with respect to the principal amount of Notes or portions thereof being surrendered for conversion; provided that no such payment need be made if (1) the Company has specified a Redemption Date that occurs during the period from the close of business on a Regular Record Date to the close of business on the next Interest Payment Date, (2) the Company has specified a Designated Event Purchase Date during such period or (3) only to the extent of overdue interest, any overdue interest exists on the Conversion Date with respect to the Notes converted.

Section 5.03. Settlement of the Conversion Obligation.

The Company may satisfy all or any portion of the Company’s Conversion Obligation in cash or in any combination of cash and Common Stock selected by the Company, in accordance with the following procedures:

(a) If the Company chooses to satisfy all or any portion of the Conversion Obligation in cash pursuant to this Section 5.03, the Company will irrevocably notify the Holder through the Trustee of the method chosen by the Company to satisfy the Conversion Obligation (such notice, the “Settlement Method Election Notice”) at any time on or before the date that is two Business Days following the related Conversion Date. The Settlement Method Election Notice shall specify the amount to be satisfied in cash as a percentage of the Conversion Obligation or a fixed dollar amount per $1,000 principal amount of Notes. The Company may, in lieu of sending individual Settlement Method Election Notices for each conversion of Notes, send one Settlement Method

Election Notice to all Holders which shall apply to all conversions (x) following the mailing of a notice of redemption of the Notes and before the applicable Redemption Date or (y) on or following the twenty-fifth Trading Day preceding the Maturity Date; provided that the Company shall have given such Settlement Method Election Notice to the Holders on or prior to the applicable notice date of such Redemption (which may be included in such redemption notice) or on or prior to such twenty-fifth Trading Day prior to the Stated Maturity. The Company shall satisfy the Conversion Obligation in respect of each Note to be converted on any Conversion Date with the same consideration to be provided in respect of the Conversion Obligation in respect of all other Notes to be converted on such Conversion Date. If the Company does not give any Settlement Method Election Notice within the applicable time period as to the method of settlement, the Company shall satisfy its Conversion Obligation only in Common Stock (and cash in lieu of fractional shares in accordance with Section 5.04).

(b) If the Company elects to satisfy its entire Conversion Obligation in shares of Common Stock, the Company will deliver to Holders surrendering Notes for conversion a number of shares of Common Stock equal to, for each $1,000 principal amount of Notes converted, the Applicable Conversion Rate (provided that the Company will deliver cash in lieu of fractional shares in accordance with Section 5.04).

(c) If the Company elects to satisfy its entire Conversion Obligation in cash, the Company will deliver Holders surrendering Notes for conversion cash, for each $1,000 principal amount of Notes converted, in an amount equal to the product of the Applicable Conversion Rate and the Average Price.

(d) If the Company elects to satisfy a fixed amount (but not all) of its Conversion Obligation in cash, the Company will deliver to Holders surrendering Notes for conversion, for each $1,000 principal amount of Notes converted:

(i) such fixed cash amount per $1,000 principal amount Notes to be converted (the “Cash Amount”); and

(ii) a number of shares of Common Stock per $1,000 principal amount of Notes equal to the greater of (i) zero and (ii) the quotient obtained by dividing (A) the product of the Applicable Conversion Rate and the Average Price, such product less the Cash Amount, by (B) the Average Price;

provided, however, that the Company will pay cash in lieu of fractional shares of Common Stock in accordance with Section 5.04.

(e) If the Company elects to satisfy a percentage that is less than 100% or greater than 0% of the Conversion Obligation in cash, the Company will deliver to Holders surrendering Notes for conversion, for each $1,000 principal amount of Notes converted:

(i) cash in an amount equal to such percentage multiplied by the product of the Applicable Conversion Rate and the Average Price; and

(ii) a number of shares of Common Stock equal to the quotient obtained by dividing (A) the product of the Applicable Conversion Rate and the Average Price, such product less the amount of cash calculated in accordance with clause (i) above, by (B) the Average Price;

provided, however, that the Company will pay cash in lieu of fractional shares of Common Stock in accordance with Section 5.04.

Section 5.04. Fractional Shares. The Company shall not issue any fractional shares of Common Stock upon conversion of a Note. Instead, the Company will deliver cash in lieu of such fractional share determined, to the nearest 1/1,000th of a share, by multiplying (i) if any portion of the Conversion Obligation shall be paid in cash, the Average Price, or if the Conversion Obligation shall be settled only in Common Stock, the Sale Price of a full share of Common Stock on the Trading Day immediately preceding the Conversion Date, by (ii) the fractional amount and rounding the product to the nearest whole cent.

Section 5.05. Taxes on Conversion. If a Holder converts a Note, the Company shall pay any documentary, stamp or similar issue or transfer taxes due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

Section 5.06. Reservation of Shares, Shares to Be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock.

(a) The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Notes from time to time as such Notes are presented for conversion.

(b) Before taking any action which would cause an adjustment increasing the Applicable Conversion Rate to an amount that would cause the Applicable Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company will take all corporate action, if any, which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Applicable Conversion Rate.

(c) (i) The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and nonassessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(ii) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Securities and Exchange Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

(d) The Company further covenants that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Note.

Section 5.07. Adjustment of Applicable Conversion Rate. The Applicable Conversion Rate shall be adjusted from time to time by the Company as follows:

(a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Applicable Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Applicable Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution by a fraction,

(i) the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of shareholders entitled to receive such dividend or other distribution plus the total number of shares of Common Stock constituting such dividend or other distribution; and

(ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination,

such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If any dividend or distribution of the type described in this Section 5.07(a) is declared but not so paid or made, the Applicable Conversion Rate shall again be adjusted to the Applicable Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within sixty (60) days or less from the date of issuance of such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price as of the date immediately preceding the record date fixed for determination of shareholders entitled to receive such rights or warrants, the Applicable Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Applicable Conversion Rate in effect immediately prior to the date fixed for determination of shareholders entitled to receive such rights or warrants by a fraction,

(i) the numerator of which shall be the number of shares of Common Stock outstanding on the record date fixed for determination of shareholders entitled to receive such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase, and

(ii) the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the record date fixed for determination of shareholders entitled to receive such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at a price equal to the Current Market Price as of the date immediately preceding the record date fixed for determination of shareholders entitled to receive such rights or warrants.

Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of shareholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Applicable Conversion Rate shall be readjusted to the Applicable Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Applicable Conversion Rate shall again be adjusted to be the Applicable Conversion Rate that would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at a price less than the Current Market Price as of the date immediately preceding the record date fixed for determination of shareholders entitled to receive such rights or warrants, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Applicable Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Applicable Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock assets, debt securities, shares of any class of capital stock of the Company or rights or warrants to purchase any securities of the Company excluding (x) any dividend or distribution or issuance referred to in Section 5.07(a) or (b), (y) any dividend or distribution made in connection with a reclassification, change, consolidation, merger, combination, sale or conveyance resulting in a change in the conversion consideration pursuant to Section 5.11, and (z) any dividend or distribution paid exclusively in cash (any of the foregoing hereinafter in this Section 5.07(d) called the “Distributed Assets or Securities”)), then, in each such case, the Applicable Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Applicable Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

(i) the numerator of which shall be the Current Market Price on such Record Date; and

(ii) the denominator of which shall be the Current Market Price on such Regular Record Date less the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Record Date of the portion of the Distributed Assets or Securities so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Record Date provided that if the difference between the Current Market Price on the Record Date and the then Fair Market Value (as so determined) of the portion of the Distributed Assets or Securities so distributed applicable to one share of Common Stock is less than $1.00, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Distributed Assets or Securities such holder would have received had such holder converted each Note on the Record Date. If such dividend or distribution is not so paid or made, the Applicable Conversion Rate shall again be adjusted to be the Applicable Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 5.07(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price on the applicable Regular Record Date.

Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 5.07 (and no adjustment to the Applicable Conversion Rate under this Section 5.07 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Applicable Conversion Rate shall be made under this Section 5.07(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this First Supplemental Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Applicable Conversion Rate under this Section 5.07 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Applicable Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise thereof, the Applicable Conversion Rate shall be readjusted as if such expired or terminated rights and warrants had not been issued.

For purposes of this Section 5.07(d) and Section 5.07(a) and (b), any dividend or distribution to which this Section 5.07(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock described in Section 5.07(b) (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of assets, debt securities or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Applicable Conversion Rate adjustment required by this Section 5.07(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Applicable Conversion Rate adjustment required by Section 5.07(a) and 5.07(b) with respect to such dividend or distribution shall then be made), except (A) the Regular Record Date of such dividend or distribution shall be substituted as “the date fixed for the determination of shareholders entitled to receive such dividend or other distribution”, “the date of issuance of such rights or warrants” and “the date fixed for such determination” within the meaning of Section 5.07(a) and 5.07(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 5.07(a).

(e) In case the Company shall, by dividend or otherwise, make distributions consisting exclusively of cash to all holders of its Common Stock, excluding any cash dividend on the Common Stock to the extent that the aggregate cash dividend per share of Common Stock in any quarter does not exceed $0.03 (such number, the “Dividend Threshold Amount”) (the Dividend Threshold Amount shall be subject to adjustment on an inversely proportional basis whenever the Applicable Conversion Rate is adjusted, provided that no adjustment will be made to the Dividend Threshold Amount for any adjustment to the Applicable Conversion Rate pursuant to this clause (e)) then, in each such case, the Applicable Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Applicable Conversion Rate in effect immediately prior to the close of business on such record date by a fraction,

(i) the numerator of which shall be the Current Market Price on such record date; and

(ii) the denominator of which shall be the Current Market Price on such record date less the amount of cash (subject to the immediately succeeding paragraph) so distributed applicable to one share of Common Stock, such adjustment to be effective immediately prior to the opening of business on the day following the record date; provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each Note on the Regular Record Date. If such dividend or distribution is not so paid or made, the Applicable Conversion Rate shall again be adjusted to be the Applicable Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

If any adjustment is required to be made as set forth in this Section 5.07(e) as a result of a distribution that is a quarterly or annual dividend, such adjustment shall be based upon the amount by which such distribution exceeds the Dividend Threshold Amount. If an adjustment is required to be made as set forth in this Section 5.07(e) above as a result of a distribution that is not a quarterly or annual dividend, such adjustment shall be based upon the full amount of the distribution.

(f) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock (other than offers not subject to Rule 13e-4 under the Exchange Act) shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to shareholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, the Applicable Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Applicable Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

(i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, and

(ii) the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Applicable Conversion Rate shall again be adjusted to be the Applicable Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

(g) For purposes of this Section 5.07, the following terms shall have the meaning indicated:

(i) “Current Market Price” shall mean the average of the daily Sale Prices per share of Common Stock for the ten consecutive Trading Days ending on the earlier of such date of determination and the day before the “ex” date with respect to the issuance, distribution, subdivision or combination requiring such computation immediately prior to the date in question. For purpose of this paragraph, the term “ex” date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Sale Price of the Common Stock was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective.

If another issuance, distribution, subdivision or combination to which Section 5.07 applies occurs during the period applicable for calculating “Current Market Price” pursuant to the definition in the preceding paragraph, “Current Market Price” shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision or combination on the Sale Price of the Common Stock during such period.

(ii) “Fair Market Value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s-length transaction.

(iii) “Regular Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(h) The Company may make such increases in the Applicable Conversion Rate in addition to those required by Section 5.07(a), (b), (c), (d), (e) or (f) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

To the extent permitted by applicable law, the Company from time to time may increase the Applicable Conversion Rate by any amount for any period of time if the period is at least twenty (20) calendar days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Applicable Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to Holders a notice of the increase at least fifteen (15) days prior to the date the increased Applicable Conversion Rate takes effect, and such notice shall state the increased Applicable Conversion Rate and the period during which it will be in effect.

(i) Notwithstanding anything herein to the contrary, no adjustment in the Applicable Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1.0%) in such rate; provided that any adjustments that by reason of this Section 5.07(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. Notwithstanding the foregoing, any such adjustment carried forward and not taken into account in any subsequent adjustment shall in any event be made when the Company shall have issued a notice of redemption in respect of all or any of the Notes and upon the occurrence of any Conversion Date. All calculations under this Article 5 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000)

of a share, as the case may be. To the extent the Notes become convertible into cash, assets or property, subject to Section 5.11, no adjustment need be made thereafter as to the cash, assets or property. Interest will not accrue on any cash into which the Notes are convertible.

(j) Whenever the Applicable Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent (other than the Trustee) an Officers’ Certificate setting forth the Applicable Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee or Conversion Agent shall have received such Officers’ Certificate, the Trustee or Conversion Agent, as the case may be, shall not be deemed to have knowledge of any adjustment of the Applicable Conversion Rate and may assume that the last Applicable Conversion Rate of which it has knowledge is still in effect.

(k) In any case in which this Section 5.07 provides that an adjustment shall become effective immediately after (1) a record date or Regular Record Date for an event, (2) the date fixed for the determination of shareholders entitled to receive a dividend or distribution pursuant to Section 5.07(a), (3) a date fixed for the determination of shareholders entitled to receive rights or warrants pursuant to Section 5.07(b), or (4) the Expiration Time for any tender or exchange offer pursuant to Section 5.07(f) (each a “Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the Holder of any Note converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion, or cash in lieu thereof, by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion, or cash in lieu thereof, before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 5.04. For purposes of this Section 5.07(k), the term “Adjustment Event” shall mean:

(i) in any case referred to in clause (1) hereof, the occurrence of such event,

(ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

(iii) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and

(iv) in any case referred to in clause (4) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

(l) For purposes of this Section 5.07, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company, unless such treasury shares participate in any distribution or dividend that requires an adjustment pursuant to this Section 5.07, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 5.08. When No Adjustment Required. No adjustment to the Applicable Conversion Rate need be made if Holders of the Notes participate in any such dividend, distribution, issuance or tender otherwise causing an adjustment pursuant to Section 5.07 as if, for each $1,000 principal amount of Notes, such Holder were a holder of a number of shares of Common Stock equal to the Applicable Conversion Rate.

Section 5.09. Notice of Certain Transactions. In the event that:

(i) the Company takes any action which would require an adjustment in the Applicable Conversion Rate; or

(ii) the Company takes any action that requires a supplemental indenture pursuant to Section 5.11;

the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least fifteen days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (i) or (ii) of this Section 5.09.

Section 5.10. Make Whole Amounts and Public Acquirer Change of Control.

(a) If the effective date (the “Effective Date”) or anticipated effective date of a transaction (a “Make Whole Change of Control”) that (1) constitutes a Fundamental Change as set forth in clause (i) or (ii) in the definition thereof and (2) pursuant to which (i) the outstanding Common Stock is converted into, exchanged for or constitutes solely the right to receive cash, securities or other property and (ii) more than 10% of the consideration received in connection with such transaction consists of cash, or of securities or other property that are not, or upon issuance will not be, traded on a national securities exchange or quoted on the Nasdaq National Market, occurs on or prior to November 15, 2012, and a Holder surrenders its Notes for conversion during the period commencing on the day the Company gives notice of such Fundamental Change pursuant to clause (c) below and ending on the related Designated Event Purchase Date, the Applicable Conversion Rate for the Notes surrendered for conversion during such period shall be increased by a number of additional shares of Common Stock (the “Additional Shares”) as set forth below in Section 5.10(b). The number of Additional Shares will be determined by reference to the table in paragraph 5.10(b) based on the related Effective Date and the Applicable Price.

(b) The Applicable Prices set forth in the first row of the table below shall be adjusted as of any date on which the Applicable Conversion Rate is adjusted pursuant to Section 5.07. The adjusted Applicable Prices will equal the Applicable Prices applicable immediately prior to such adjustment, multiplied by a fraction,

(i) the numerator of which is the Applicable Conversion Rate immediately prior to the adjustment giving rise to the Applicable Price adjustment; and

(ii) the denominator of which is the Applicable Conversion Rate as so adjusted.

The number of Additional Shares will be adjusted in the same manner and for the same events as the Applicable Conversion Rate is adjusted pursuant to Section 5.07.

The following table sets forth the number of Additional Shares per $1,000 principal amount of Notes that shall be added to the Applicable Conversion Rate for each hypothetical Applicable Price and Effective Date set forth below:

	Applicable Price
Effective Date	$26.71	$30.00	$35.00	$40.00	$50.00	$60.00	$70.00	$80.00	$90.00	$100.00
November 15, 2005	8.1920	6.1749	4.2016	3.0026	1.7482	1.1879	0.8955	0.7280	0.6207	0.0000
November 15, 2006	7.8878	5.7949	3.7702	2.5790	1.4058	0.9190	0.6851	0.5565	0.4761	0.0000
November 15, 2007	7.5749	5.3606	3.2819	2.1040	1.0335	0.6249	0.4762	0.3896	0.3364	0.0000
November 15, 2008	7.2306	4.8383	2.6633	1.5242	0.6171	0.3594	0.2685	0.2248	0.1974	0.0000
November 15, 2009	6.9016	4.2069	1.8372	0.7663	0.1781	0.1010	0.0831	0.0725	0.0645	0.0000
November 15, 2010	7.0042	3.7362	0.3251	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
November 15, 2011	7.5021	4.0037	0.3618	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
November 15, 2012	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Applicable Price and Effective Date may not be set forth in the table above, in which case:

(i) if the Applicable Price is between two Applicable Price amounts in the table or the Effective Date is between two dates in the table, the number of Additional Shares will be determined by straight-line interpolation between the numbers of Additional Shares set forth for the higher and lower Applicable Price amounts, and/or the two dates, based on a 365 day year, as applicable;

(ii) if the Applicable Price is equal to or in excess of $100.00 per share (subject to adjustment), the Applicable Conversion Rate shall not be increased by any Additional Shares; and

(iii) if the Applicable Price is equal to or less than $26.71 per share (subject to adjustment), the Applicable Conversion Rate shall not be increased by any Additional Shares.

Notwithstanding the foregoing, in no event will the Applicable Conversion Rate exceed 37.4392 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Applicable Conversion Rate as set forth in Section 5.07.

(c) The Company will mail a notice to Holders and the Trustee and issue a press release no later than 25 Trading Days prior to the anticipated effective date of a Make Whole Change of Control or Fundamental Change. If a Make Whole Change of Control also constitutes a Public Acquirer Change of Control, the notice will also state whether the Company elects to have the Notes convert into Public Acquirer Common Stock as described in clause (d) below.

(d) Notwithstanding anything herein to the contrary, in lieu of increasing the Applicable Conversion Rate as set forth in clauses (a) and (b) above by a number of Additional Shares, in the case of a Public Acquirer Change of Control, the Company may elect that, from and after the Effective Date of such Public Acquirer Change of Control, the right to convert a Note into cash and, if applicable, Common Stock will be changed into the right to convert into shares of Public Acquirer Common Stock as specified below, subject to the Company’s right to settle all or any portion of the related Conversion Obligation in cash pursuant to Section 5.03. The Applicable Conversion Rate on and following the Effective Date of such Public Acquirer Change of Control shall initially be a number of shares of Public Acquirer Common Stock equal to the product of:

(i) the Applicable Conversion Rate in effect immediately prior to the Effective Date of such Public Acquirer Change of Control; and

(ii) the average of the quotients obtained, for each Trading Day in the 10 consecutive Trading Day period commencing on the Trading Day immediately after the Effective Date of such Public Acquirer Change of Control (the “Valuation Period”), by dividing

(A) the Acquisition Value (as defined below) per share of Common Stock on such Trading Day, by

(B) the Sale Price per share of the Public Acquirer Common Stock on such Trading Day.

The Acquisition Value per share of the Common Stock on each Trading Day in the Valuation Period means the sum of:

(i) if any of such consideration consists of cash, 100% of the face amount of such cash consideration per share of the Common Stock;

(ii) if any of such consideration consists of shares of Public Acquirer Common Stock, the product of 100% of the Sale Price of such Public Acquirer Common Stock on such Trading Day and the number of shares of Public Acquirer Common Stock paid per share of the Common Stock; and

(iii) if any of such consideration consists of any other securities, assets or property, 100% of the fair market value, on such Trading Day, of the amount of such security, asset or property paid per share of the Common Stock, as determined in good faith by two independent nationally recognized investment banks selected by the Company for this purpose.

(e) If the Company elects to change the Applicable Conversion Rate in accordance with paragraph (d) above in connection with a Public Acquirer Change of Control, then:

(i) such change will apply to all Holders from and after the Effective Date of the Public Acquirer Change of Control;

(ii) the Company’s right to elect to settle its Conversion Obligation in Common Stock, cash or a combination of cash and Common Stock, as described in Section 5.03 will be based on the Public Acquirer Common Stock;

(iii) the Applicable Conversion Rate will be subject to further adjustments in the manner described in Section 5.07; and

(iv) no change will be made to the conversion right pursuant to Section 5.11 in connection with such Public Acquirer Change of Control.

(f) In addition to the foregoing, the Company will provide notice to the Holders and the Trustee that a Fundamental Change has become effective within 15 days after such Effective Date.

Section 5.11. Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.

(a) If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 5.07(c) applies), (ii) any consolidation, merger, binding share exchange or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or transfer of all or substantially all of the properties and assets of the Company to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock (any such event, a “Reorganization Event”), then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture without the consent of Holders (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that each Note shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such Reorganization Event by a holder of a number of shares of Common Stock equal to the Applicable Conversion Rate immediately prior to such Reorganization Event (the “Reference Property”), subject to the Company’s right to settle such conversion in cash pursuant to Section 5.03. Such supplemental indenture shall contain necessary amendments to the provisions hereof to reflect the conversion of Notes into Reference Property or cash, as applicable, including modifications to the definition of “Common Stock,” “Sale Price,” “Trading Day” and any other appropriate changes.

(b) In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in any Reorganization Event, the Company shall make adequate provision whereby the Holders shall have a reasonable opportunity to determine the form of Reference Property into which all of the Notes, treated as a single class, shall be convertible from and after the effective date of such Reorganization Event. The determination: (a) will be made by Holders representing a plurality of Notes participating in such determination, (b) will be subject to any limitations to which all of the holders of Common Stock are subject, including, but not limited to, pro rata reductions applicable to any portion of the Reference Property payable in such Transaction and (c) will be conducted in such a manner as to be completed by the date which is the earlier of: (1) the deadline for elections to be made by holders of Common Stock, and (2) two Trading Days prior to the anticipated effective date of such Reorganization Event.

(c) This provision does not limit the rights of Holders in the event of a Make Whole Change of Control, including the Company’s obligation to increase the Applicable Conversion Rate by the number of Additional Shares in connection with a conversion or the Company’s right to elect to adjust the conversion obligation pursuant to Section 5.10(d) hereof.

(d) The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Notes, at its address appearing on the Security Register, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section 5.11 shall similarly apply to successive Reorganization Events.

If this Section 5.11 applies to any event or occurrence, Section 5.07 shall not apply in respect of such Reorganization Event but shall apply to events relating to such Reference Property otherwise causing an adjustment pursuant to Section 5.07.

In connection with any Reorganization Event contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in the form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such Reorganization Event and the supplemental indenture in respect thereto comply with the provisions described herein and that all conditions precedent herein provided for or relating to such transaction have been complied with.

Section 5.12. Trustee’s Disclaimer. The Trustee shall have no duty to determine when an adjustment under this Article 5 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers’ Certificate including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.07(j). The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 5.

Section 5.13. Rights Issued in Respect of Common Stock Issued Upon Conversion. Each share of Common Stock issued upon conversion of Notes pursuant to this Article 5 shall be entitled to receive the appropriate number of common stock or preferred stock purchase rights, as the case may be (the “Rights”), if any, that shares of Common Stock are entitled to receive (except to the extent the Company settles its Conversion Obligation in cash pursuant to Section 5.03) as may be provided by the terms of any shareholder rights agreement adopted by the Company, as the same may be amended from time to time (in each case, a “Rights Agreement”). Provided that such Rights Agreement requires that each share of Common Stock issued upon conversion of Notes at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this Article 5, there shall not be any adjustment to the conversion privilege or Applicable Conversion Rate as a result of the issuance of Rights, but an adjustment to the Applicable Conversion Rate shall be made pursuant to Section 5.07(d) upon the separation of the Rights from the Common Stock.

Section 5.14. Calculations In Respect Of The Notes. The Company and, to the extent required by this First Supplemental Indenture, the Board of Directors, will be responsible for making all calculations pursuant to Sections 5.03, 5.04, 5.07 or 5.10. Notwithstanding Section 5.07(j), the Trustee will forward the Company’s calculations to any Holder upon the request of such Holder.

ARTICLE 6

PURCHASE AT OPTION OF HOLDERS

Section 6.01. Right to Require Purchase.

(a) Each Holder has the right to require the Company to purchase all or a portion of the Notes held by such Holder on November 15, 2012, November 15, 2015 and November 15, 2020, or if any such day is not a Business Day, on the immediately succeeding Business Day (each, a “Purchase Date”). Notwithstanding the foregoing, no Notes may be purchased by the Company at the option of Holders if an Event of Default has occurred and is continuing (other than an Event of Default that is cured by the payment of the Purchase Price).

(b) On or before the 23rd Business Day prior to each Purchase Date, the Company shall mail a written notice to the Trustee and any Paying Agent and to each Holder at its address shown in the Security Register.

The notice shall include the form of Purchase Notice to be completed by the Holder and shall state:

(i) the Purchase Price;

(ii) the name and address of the Paying Agent, the Trustee and the Conversion Agent;

(iii) the Applicable Conversion Rate and any adjustments to the Applicable Conversion Rate;

(iv) that the Notes with respect to which a Purchase Notice has been given by the Holder may be converted only if the Holder withdraws the Purchase Notice in accordance with the terms of the Indenture; and

(v) the procedures set forth in Section 6.02 that each Holder must follow to exercise its right to require the Company to purchase such Holder’s Notes.

If any of the Notes is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the purchase of Global Securities. In connection with providing such notice, the Company shall issue a press release through Dow Jones & Company, Inc. or Bloomberg Business News and publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on the Company’s web site or through such other public medium as the Company may use at that time.

Section 6.02. Purchase Procedures. The Company shall purchase such Notes for cash at a Purchase Price equal to 100% of the principal amount thereof, plus accrued and unpaid interest (including Additional Interest, if any) to, but excluding, the Purchase Date (the “Purchase Price”) (provided that if the Purchase Date is an Interest Payment Date or on or prior to an Interest Payment Date but after the related Regular Record Date, any accrued and unpaid interest shall be paid to the Holder of record as of the applicable Regular Record Date, rather than to the Holder presenting the Note for purchase), at the option of the Holder thereof, upon:

(a) delivery to the Paying Agent by the Holder of a written notice of purchase (a “Purchase Notice”) at any time from the opening of business on the date that is 23 Business Days prior to a Purchase Date until the close of business on the third Business Day immediately preceding such Purchase Date stating:

(i) if a certificated Note has been issued, the certificate number of the Note which the Holder will deliver to be purchased or if not, such information as may be required under applicable procedures of the Depositary,

(ii) the portion of the principal amount of the Note which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof, and

(iii) that such Note shall be purchased as of the applicable Purchase Date pursuant to the provisions of the Notes and this Article 6; and

(b) delivery of such Note to the Paying Agent (or effectuate a book-entry transfer of such Note in accordance with the Depositary’s procedures) prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery or book-entry transfer being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Article 6 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

The Company shall purchase from the Holder thereof, pursuant to this Article 6, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this First Supplemental Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

Any purchase by the Company contemplated pursuant to the provisions of this Article 6 shall be consummated by the payment of the Purchase Price to be received by the Holder in cash promptly following the later of the Purchase Date and the time of delivery, or book-entry transfer of the Note as set forth in Section 6.04.

The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

Anything herein to the contrary notwithstanding, in the case of Global Securities, any Purchase Notice may be delivered or withdrawn and such Notes may be surrendered or delivered for purchase in accordance with the applicable procedures of the Trustee and the Depositary as in effect from time to time; provided that the Paying Agent is notified in writing of any such delivery or withdrawal.

Section 6.03. Effect of Purchase Notice. Upon receipt by the Paying Agent of the Purchase Notice specified in Section 6.02(a), the Holder of the Note in respect of which such Purchase Notice was given shall (unless such Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price with respect to such Note. Such Purchase Price shall be paid to such Holder, subject to receipt of funds by the

Paying Agent, promptly following the later of (x) the Purchase Date with respect to such Note (provided the conditions in Section 6.02 have been satisfied) and (y) the time of delivery, or book-entry transfer, of such Note to the Paying Agent by the Holder thereof in the manner required by Section 6.02. Notes in respect of which a Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 5 hereof on or after the date of the delivery of such Purchase Notice unless such Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

A Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the close of business on the third Business Day immediately preceding the applicable Purchase Date specifying:

(i) if certificated Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, or if not, such information as may be required under the appropriate procedures of the Depositary;

(ii) the principal amount of the Note with respect to which such notice of withdrawal is being submitted; and

(iii) the principal amount, if any, of such Note that remain subject to the original Purchase Notice and have been or will be delivered for purchase by the Company.

The Paying Agent will promptly return to the respective Holders thereof any Notes (in accordance with the applicable procedures of the Depositary in the case of Global Securities) with respect to which a Purchase Notice has been partially or wholly withdrawn in compliance with this First Supplemental Indenture, in which case, upon such return, the Purchase Notice with respect to such withdrawn Notes shall be deemed to have been withdrawn.

Section 6.04. Deposit of Purchase Price. Prior to 10:00 a.m. (Eastern time) on the Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent an amount of cash in immediately available funds sufficient to pay the aggregate Purchase Price of all of the Notes or portions thereof which are to be purchased as of the Purchase Date.

If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Purchase Price of any Note for which a Purchase Notice has been tendered and not withdrawn in accordance with this First Supplemental Indenture on the Business Day following the Purchase Date then, immediately after such Purchase Date, such Note will cease to be outstanding, interest will cease to accrue, whether or not book-entry transfer of such Notes is made or such

Notes are delivered to the Paying Agent, and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Purchase Price as aforesaid).

The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of the Purchase Price and shall notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to deliver all money held by it pursuant to this Section 6.04 to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the money delivered to the Trustee.

All questions as to the validity, eligibility (including time of receipt) and acceptance of any Notes for purchase shall be determined by the Company, whose determination shall be final and binding, absent manifest error.

Section 6.05. Notes Purchased in Part. Other than with respect to a Global Security, any Note that is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company, the Paying Agent or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Paying Agent or the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge except for any taxes to be paid by the Holder in the event a Note is registered under a new name, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

Section 6.06. Payment to Company. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed for two years, subject to applicable unclaimed property law, together with interest, if any, thereon held by them for the payment of the Purchase Price; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 6.04 exceeds the aggregate Purchase Price of the Notes or portions thereof which the Company is obligated to purchase as of the Purchase Date, then on the Business Day following the Purchase Date, the Trustee or Paying Agent, as applicable, shall return any such excess to the Company. Thereafter, any Holder entitled to payment must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person.

ARTICLE 7

PURCHASE AT OPTION OF HOLDER UPON A DESIGNATED EVENT

Section 7.01. Right to Require Purchase.

(a) If at any time prior to Stated Maturity that Notes remain outstanding there shall occur a Designated Event, Notes not previously called for redemption shall be purchased by the Company in integral multiples of $1,000 principal amount at the option of the Holders thereof on the date that is 45 calendar days after the date of the Company’s notice, pursuant to clause (b) below, of the occurrence of the Designated Event (the “Designated Event Purchase Date”) subject to satisfaction by or on behalf of any Holder of the requirements set forth in subsection (c) of this Section 7.01. The purchase price of such Notes (the “Designated Event Purchase Price”) shall be equal to 100% of the principal amount of the Notes to be purchased plus accrued and unpaid interest to, but excluding, the Designated Event Purchase Date, unless such Designated Event Purchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company shall pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the holder of record at the close of business on such Regular Record Date.

(b) In addition to any notice required by Section 5.10(c), on or before the 30th day after the occurrence of a Designated Event, the Company shall mail a written notice of the Designated Event to the Trustee and any Paying Agent and to each Holder.

The notice shall include the form of a Designated Event Purchase Notice to be completed by the Holder and shall state:

(i) the events causing such Designated Event and the date of such Fundamental Change;

(ii) the date by which the Designated Event Purchase Notice pursuant to Section 7.01(c) must be given;

(iii) the Designated Event Purchase Date;

(iv) the Designated Event Purchase Price that will be payable with respect to the Notes as of the Designated Event Purchase Date;

(v) briefly, the conversion rights of the Notes;

(vi) the name and address of each Paying Agent and Conversion Agent;

(vii) the Applicable Conversion Rate and any adjustments thereto;

(viii) that Notes as to which a Designated Event Purchase Notice has been given may be converted into Common Stock pursuant to Article 5 only to the extent that the Designated Event Purchase Notice has been withdrawn in accordance with the terms of this First Supplemental Indenture;

(ix) the procedures that the Holder must follow to exercise rights under this Section 7.01;

(x) the procedures for withdrawing a Designated Event Purchase Notice, including a form of notice of withdrawal; and

(xi) that the Holder must satisfy the requirements set forth in the Notes in order to convert the Notes.

If any of the Notes is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the purchase of Global Securities.

(c) A Holder may exercise its rights specified in subsection (a) of this Section 7.01 upon delivery of a written notice (which shall be in substantially the form included as an attachment to the Notes and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of the exercise of such rights (a “Designated Event Purchase Notice”) to any Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Designated Event Purchase Date.

The delivery of such Note to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Designated Event Purchase Price.

The Company shall purchase from the Holder thereof, pursuant to this Section 7.01, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this First Supplemental Indenture that apply to the purchase of all of a Note pursuant to this Section 7.01 through Section 7.05 also apply to the purchase of such portion of such Note.

Any purchase by the Company contemplated pursuant to the provisions of this Section 7.01 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Designated Event

Purchase Date and the time of delivery of the Note to the Paying Agent in accordance with this Section 7.01 as set forth in Section 7.02.

Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Designated Event Purchase Notice contemplated by this subsection (c) shall have the right to withdraw such Designated Event Purchase Notice in whole or as to a portion thereof that is an principal amount of $1,000 or an integral multiple thereof at any time prior to the close of business on the Business Day immediately preceding the Designated Event Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 7.02.

A Paying Agent shall promptly notify the Company of the receipt by it of any Designated Event Purchase Notice or written withdrawal thereof.

Anything herein to the contrary notwithstanding, in the case of Global Securities, any Designated Event Purchase Notice may be delivered or withdrawn and such Notes may be surrendered or delivered for purchase in accordance with the applicable procedures of the Trustee and the Depositary as in effect from time to time; provided that the Paying Agent is notified in writing of any such delivery or withdrawal.

Section 7.02. Effect of Designated Event Purchase Notice. Upon receipt by any Paying Agent of the Designated Event Purchase Notice specified in Section 7.01(c), the Holder of the Note in respect of which such Designated Event Purchase Notice was given shall (unless such Designated Event Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Designated Event Purchase Price with respect to such Note. Such Designated Event Purchase Price shall be paid to such Holder promptly following the later of (a) the Designated Event Purchase Date with respect to such Note (provided the conditions in Section 7.01(c) have been satisfied) and (b) the time of delivery of such Note to a Paying Agent by the Holder thereof in the manner required by Section 7.01(c). Notes in respect of which a Designated Event Purchase Notice has been given by the Holder thereof may not be converted into Common Stock on or after the date of the delivery of such Designated Event Purchase Notice unless such Designated Event Purchase Notice has first been validly withdrawn as specified in the following paragraph.

A Designated Event Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the close of business on the Business Day immediately preceding the applicable Designated Event Purchase Date specifying:

(i) if certificated Notes have been issued, the certificate numbers for Notes in respect of which such notice of withdrawal is being submitted, or if not, such information as required by the Depositary;

(ii) the principal amount, in integral multiples of $1,000, of the Notes with respect to which such notice of withdrawal is being submitted; and

(iii) the principal amount, if any, of such Notes that remain subject to the original Designated Event Purchase Notice and have been or will be delivered for purchase by the Company.

The Paying Agent will promptly return to the respective Holders thereof any Notes (or comply with the applicable procedures of the Depositary in the case of Global Securities) with respect to which a Designated Event Purchase Notice has been withdrawn in compliance with this First Supplemental Indenture, in which case, upon such return, the Designated Event Purchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 7.03. Deposit of Designated Event Purchase Price. On or before 10:00 a.m. Eastern time on the Designated Event Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent an amount of cash in immediately available funds sufficient to pay the aggregate Designated Event Purchase Price of all the Notes or portions thereof that are to be purchased as of such Designated Event Purchase Date.

If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Designated Event Purchase Price of any Note for which a Designated Event Purchase Notice has been tendered and not withdrawn in accordance with this First Supplemental Indenture on the Designated Event Purchase Date then, immediately following the Designated Event Purchase Date, such Note will cease to be outstanding, interest will cease to accrue and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Designated Event Purchase Price). The Company shall publicly announce the principal amount of Notes purchased as a result of such Designated Event on or as soon as practicable after the Designated Event Purchase Date.

Section 7.04. Notes Purchased in Part. Other than with respect to a Global Security, any Note that is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company, the Paying Agent or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Paying Agent or the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge except for any taxes to be paid by the

Holder in the event a Note is registered under a new name, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

Section 7.05. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed for two years, subject to applicable unclaimed property law, together with interest, if any, thereon held by them for the payment of the Designated Event Purchase Price; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 7.03 exceeds the aggregate Designated Event Purchase Price of the Notes or portions thereof which the Company is obligated to purchase as of the Designated Event Purchase Date, then on the Business Day following the Designated Event Purchase Date, the Trustee or Paying Agent, as applicable, shall return any such excess to the Company. Thereafter, any Holder entitled to payment must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person.

ARTICLE 8

SUBORDINATION

Section 8.01. Subordination.

(a) The Notes shall be subject to the provisions of Article 11 of the Indenture, except as modified under this Article 8. In addition, the Notes shall (i) rank senior to any indebtedness of the Company, whether existing as of the date of this First Supplemental Indenture or hereafter created, that expressly provides that such indebtedness is junior or subordinated to the Notes (“Subordinated Debt”) and (ii) on parity with any other indebtedness of the Company that (a) expressly provides that such indebtedness is to have the same rank as the Notes in right of payment and (b) is not subordinated by its terms in right of payment to any indebtedness or other obligation of the Company that is not Senior Debt (“Senior Subordinated Debt”).

(b) For purposes of Article 11 of the Indenture and this Article 8, notwithstanding anything to the contrary in the Indenture, “Senior Debt” shall mean with respect to this First Supplemental Indenture and the Notes, all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of this First Supplemental Indenture, or thereafter incurred or created, except as provided below in this Section 8.02(c) below:

(i) the principal of, premium, if any, and interest due on indebtedness of the Company for borrowed money (including the Credit

Agreement) and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by the Company;

(ii) all of the Company’s capital lease obligations;

(iii) all of the Company’s obligations for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

(iv) all of the Company’s obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

(v) all obligations of the types referred to above of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and

(vi) all obligations of the types referred to above of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company).

(c) Notwithstanding anything to the contrary in Section 8.01(b), Senior Debt shall not include:

(i) any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the Notes, or that such indebtedness shall be subordinated to any other of indebtedness of the Company;

(ii) indebtedness evidenced by the Notes or any other Senior Subordinated Debt;

(iii) any indebtedness or liability of the Company for compensation to its employees, or for goods or materials purchased in the ordinary course of business or for services;

(iv) any of the Company’s indebtedness to any Subsidiary;

(v) any liability for federal, state, local or other taxes owed or owing by the Company; and

(vi) any Subordinated Debt.

(d) For purposes of Article 11 of the Indenture and this Article 8, notwithstanding anything to the contrary in the Indenture, “Designated Senior Debt”

shall mean with respect to this First Supplemental Indenture and the Notes, (a) any indebtedness outstanding under the Credit Agreement and (b) after payment in full of all obligations under the Credit Agreement, any other Senior Debt permitted under this First Supplemental Indenture, the principal amount of which is $35.0 million or more and that has been designated by the Company as Designated Senior Debt.

ARTICLE 9

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 9.01. Consolidations And Mergers Of Company Permitted Subject To Certain Conditions.

(a) Notwithstanding anything to the contrary herein or in the Indenture, the Company, without the consent of the Holders, may consolidate with or merge into any other Person or convey, transfer or lease all or substantially all its assets to any Person or may permit any Person to consolidate with or merge into, or transfer or lease all or substantially all its properties to, the Company; provided, however, that (i) the successor, transferee or lessee is organized under the laws of the United States or any political subdivision thereof; (ii) the Notes will be assumed by such successor, transferee or lessee; (iii) no Default or Event of Default shall have occurred or shall be continuing; and (iv) the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, acceptable to the Trustee, stating that such transaction complies with this First Supplemental Indenture.

(b) Upon any consolidation by the Company with, or merger by the Company into, any other Person or any conveyance, transfer or lease of all or substantially all the assets of the Company as described in clause (a) above, the successor resulting from such consolidation or into which the Company is merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Notes, and thereafter, except in the case of a lease, the predecessor (if still in existence) will be released from its obligations and covenants with respect to the Notes. Nothing in this Section limits the rights of Holders set out in Section 7 hereof.

ARTICLE 10

AMENDMENTS AND SUPPLEMENTS

Section 10.01. Without The Consent Of Holders. The Company and the Trustee may at any time and from time to time amend this First Supplemental

Indenture or enter into one or more indentures supplemental thereto without the consent of any Holders of a Note for any of the following purposes:

(a) adding any covenants of the Company for the benefit of the Holders of notes;

(b) surrendering any right or power conferred to the Company pursuant to this First Supplemental Indenture;

(c) providing for conversion rights of Holders if any reclassification or change of the Common Stock or any consolidation, merger or sale of all or substantially all of the Company’s assets occurs;

(d) providing for a change in the conversion right as set forth in Article 5 hereof and related Conversion Obligation in accordance with this First Supplemental Indenture following a Public Acquirer Change of Control in the event the Company shall have made an election to so modify such conversion right and Conversion Obligation pursuant to Section 5.10(d);

(e) reducing the Applicable Conversion Price or increasing the Applicable Conversion Rate in the manner described in this First Supplemental Indenture;

(f) curing any ambiguity or correcting or supplementing any defective or inconsistent provision contained in this First Supplemental Indenture; or

(g) adding or modifying any other provisions that the Company and the Trustee may deem necessary or desirable and which will not adversely affect the interests of the Holders in any material respect, provided that any such amendment made solely to conform the provisions of this First Supplemental Indenture to the Prospectus Supplement dated November 15, 2005 relating to the Notes will be deemed not be adversely affect the interests of Holders.

Section 10.02. With The Consent Of Holders. In addition to Section 9.02 of the Indenture, an amendment, supplement or waiver may not without the consent of each Holder affected, with respect to the Notes:

(a) impair the right to institute suit for the enforcement of any payment on or with respect to, or the conversion of, any Note;

(b) except as otherwise permitted or contemplated by provisions of this First Supplemental Indenture concerning reclassifications or corporate reorganizations, adversely affect the conversion rights of Holders, including decreasing the Applicable Conversion Rate or increasing the Applicable Conversion Price of the Notes;

(c) adversely affect any repurchase option of Holders;

(d) reduce the premium payable upon redemption; or

(e) modify any of the foregoing provisions.

ARTICLE 11

MEETINGS OF HOLDERS OF NOTES

Section 11.01. Purposes For Which Meetings May Be Called. A meeting of Holders may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other act provided by the Indenture or this First Supplemental Indenture to be made, given or taken by Holders.

Section 11.02. Call, Notice And Place Of Meetings.

(a) The Trustee may at any time call a meeting of Holders of Notes for any purpose specified in Section 11.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of Holders of Notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 12.01, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(b) In case at any time the Company (by or pursuant to a Board Resolution) or the Holders of at least 10% in principal amount of the outstanding Notes shall have requested the Trustee to call a meeting of the Holders of Notes for any purpose specified in Section 11.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of or made the first publication of the notice of such meeting within 21 days after receipt of such request (whichever shall be required pursuant to Section 12.01) or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Notes in the amount above specified, as the case may be, may determine the time and the place for such meeting and may call such meeting for such purposes by giving notice thereof as provided in clause (a) of this Section.

Section 11.03. Persons Entitled To Vote At Meetings. To be entitled to vote at any meeting of Holders of Notes, a Person shall be (1) a Holder of one or more outstanding Notes, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more outstanding Notes by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Notes shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 11.04. Quorum; Action; Written Consent.

(a) The Persons entitled to vote a majority in principal amount of the outstanding Notes shall constitute a quorum for a meeting or duly reconvened meeting of Holders of Notes.

(b) Except as provided in Section 9.02 of the Indenture and Sections 3.02 and 10.02 of this First Supplemental Indenture, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in principal amount of the outstanding Notes.

(c) Except as provided in Section 9.02 of the Indenture and Sections 3.02 and 10.02 of this First Supplemental Indenture, any resolution passed or decision taken at any meeting of Holders of Notes duly held in accordance with this Section shall be binding on all the Holders of Notes, whether or not such Holders were present or represented at the meeting.

(d) Any action, modification, waiver or amendment with respect to the Indenture or this First Supplemental Indenture to be taken by Holders of at least a majority in aggregate principal amount of Notes may be taken without a meeting if a consent or consents in writing setting forth the actions to be taken shall be signed by the Holders of at least a majority of the total aggregate principal amount of Notes then outstanding.

Section 11.05. Determination Of Voting Rights; Conduct And Adjournment Of Meetings.

(a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Notes in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

(b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Notes as provided in Section 11.02(b), in which case the Company or the Holders of Notes calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the outstanding Notes represented at the meeting.

(c) At any meeting, each Holder of a Note or proxy shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Note or proxy.

(d) Any meeting of Holders of Notes duly called pursuant Section 11.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the outstanding Notes represented at the meeting; and the meeting may be held as so adjourned without further notice.

Section 11.06. Counting Votes And Recording Action Of Meetings. The vote upon any resolution submitted to any meeting of Holders of Notes shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amounts and serial numbers of the outstanding Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders of Notes shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 11.02 and, if applicable, Section 11.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE 12

MISCELLANEOUS

Section 12.01. Notices To Holders Of Notes.

Except as otherwise expressly provided in this First Supplemental Indenture or in the Indenture, where this First Supplemental Indenture or the Indenture provides for notice to Holders of Securities of any event,

(a) such notice shall be sufficiently given to Holders of Registered Securities if in writing and mailed, first-class postage prepaid, to each Holder of a Registered Security affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice; and

(b) such notice shall be sufficiently given to Holders of Notes in bearer form, if any, if published in a newspaper of general circulation and, if such Notes are then listed on any stock exchange outside the United States, in a newspaper of general circulation in such city as the Company shall advise the Trustee that such stock exchange so requires, on a Business Day at least twice, the first such publication to be not earlier than the earliest date, and the second such publication not later than the latest date, prescribed for the giving of such notice.

In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Registered Security shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice to Holders of Notes in bearer form given as provided herein. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided. In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Where this First Supplemental Indenture or the Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Notes shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 12.02. Ratification of Indenture. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided. Notwithstanding the foregoing, to the extent that any of the terms of this First Supplemental Indenture are inconsistent with, or conflict with, the terms of the Indenture, the terms of the First Supplemental Indenture shall govern.

Section 12.03. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.04. Counterparts. This First Supplemental Indenture may be executed in several counterparts, each of which shall be an original, and all collectively but one instrument.

Section 12.05. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be executed as of the date first above written.

EDO CORPORATION

By:	/s/ FREDERIC B. BASSETT
Name:	Frederic B. Bassett
Title:	Vice President – Finance, Treasurer and Chief Financial Officer

HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee

By:	/s/ DEIRDRA N. ROSS
Name:	Deirdra N. Ross
Title:	Assistant Vice President

EXHIBIT A

[Insert if Global Security:] [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE FIRST SUPPLEMENTAL INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

EDO CORPORATION

4% Convertible Senior Subordinated Notes Due 2025

No.	Principal Amount: $
Issue Date:	CUSIP:

EDO CORPORATION, a New York corporation (the “Company”), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of [$                    ] on November 15, 2025 (the “Stated Maturity”).

This Note shall bear interest as specified on the reverse side of this Note and in the First Supplemental Indenture. This Note is convertible, is subject to redemption at the option of the Company or purchase at the option of the Holder hereof, all as specified on the reverse side of this Note and in the First Supplemental Indenture referred to herein.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

EDO CORPORATION

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee,

certifies that this is one of the Securities referred

to in the within-mentioned Indenture.

By:
Authorized Officer

[FORM OF REVERSE SIDE OF NOTE]

4% Convertible Senior Subordinated Notes Due 2025

This Note is one of a duly authorized issue of securities of the Company in the aggregate principal amount to $175,000,000 issued under an Indenture, dated as of November 21, 2005 (the “Indenture”), and as amended and supplemented from time to time, as supplemented by a First Supplemental Indenture, dated as of November 21, 2005 (the “First Supplemental Indenture”), between the Company and HSBC Bank USA, National Association, as Trustee (the “Trustee,” which term includes any successor trustee under the First Supplemental Indenture and as further amended and supplemented from time to time), to which Indenture and First Supplemental Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. Capitalized terms used and not otherwise defined in this Note are used as defined in the First Supplemental Indenture.

Interest.

This Note will bear interest from November 21, 2005 or from the most recent date to which interest has been paid or duly provided for. Interest is payable semiannually in arrears on November 15 and May 15 of each year (each, an “Interest Payment Date”), subject to Section 2.07 of the First Supplemental Indenture, commencing May 15, 2006, at the rate per annum equal to 4%. Interest on this Note shall be calculated on the basis of a 360-day year comprised of twelve 30-day months. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture and First Supplemental Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest payment, which shall be the November 1 or May 1, as the case may be, immediately preceding the relevant Interest Payment Date.

Subordination.

The Notes are subject to the subordination provisions of Article 11 of the Indenture and Article 8 of the First Supplemental Indenture. The Notes shall rank, as set forth in the Indenture and First Supplemental Indenture, junior to any Senior Debt, senior to any Subordinated Debt and on parity with any Senior Subordinated Debt. Each Holder of this Note, by accepting the same, agrees to be bound by such provisions.

Paying Agent, Conversion Agent and Registrar.

Initially, the Trustee will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

Indenture.

The terms of the Notes include those stated in the Indenture, the First Supplemental Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the “TIA”). The Notes are subject to all such terms, and Holders are referred to the Indenture, the First Supplemental Indenture and the TIA for a statement of those terms.

The Notes are general unsecured obligations. Neither the Indenture nor the First Supplemental Indenture limits other indebtedness of the Company.

Redemption at the Option of the Company.

No sinking fund is provided for the Notes. Prior to November 20, 2010, the Notes shall not be redeemable at the option of the Company. Beginning on November 20, 2010 and until the Stated Maturity, the Notes are redeemable for cash as a whole or in part at the option of the Company at the Redemption Price in accordance with Article 4 of the Supplemental Indenture.

Notice of Redemption.

Notice of redemption will be mailed at least 15 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at the Holder’s registered address. If money sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date interest shall cease to accrue on such Notes or portions thereof. Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000.

Purchase By the Company at the Option of the Holder.

Each Holder has the right to require the Company to purchase the Notes held by such Holder on November 15, 2012, November 15, 2015 and November 15, 2020, or if any such day is not a Business Day, the next succeeding Business Day (each, a “Purchase Date”). If required by any Holder, the Company shall purchase Notes for cash at a Purchase Price, set forth in Article 6 of the First Supplemental Indenture, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 23 Business Days prior to such Purchase Date until the close of business on the third Business Day immediately preceding such Purchase Date and upon delivery of the Notes to the Paying Agent by the Holder as set forth in the First Supplemental Indenture.

At the option of the Holder and subject to the terms and conditions of the First Supplemental Indenture, the Company shall purchase all or a portion of the Notes held by such Holder as of the date that is 45 calendar days after the date of the Company’s notice to Holders of the occurrence of a Designated Event occurring prior to Stated Maturity for a Designated Event Purchase Price set forth in Article 7 of the First Supplemental Indenture.

Holders have the right to withdraw any Purchase Notice or Designated Event Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the First Supplemental Indenture.

Conversion.

Subject to the terms of the First Supplemental Indenture, the Holder of a Note may convert the Note into shares of Common Stock at an initial conversion rate of 29.2493 shares of Common Stock for each $1,000 principal amount of Notes (the “Conversion Rate”), subject to adjustment in accordance with the First Supplemental Indenture and subject to the Company’s right to settle all or a portion of the related Conversion Obligation in cash as set forth in Section 5.03 of the First Supplemental Indenture. Upon conversion of a Note, the Company shall deliver the shares of Common Stock, shares of Common Stock and cash, or solely cash, as applicable, on the related Conversion Settlement Date as set forth in the First Supplemental Indenture. No fractional shares shall be issued upon settlement of the Conversion. In lieu thereof, the company shall pay cash for such fractional shares as set forth in Section 5.04 of the First Supplemental Indenture.

A Note in respect of which a Holder has delivered a Purchase Notice or a Designated Event Purchase Notice exercising the option of such Holder to require the Company to purchase such Note may be converted only if such notice of exercise is withdrawn in accordance with the terms of the First Supplemental Indenture.

A Holder may convert a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the First Supplemental Indenture. On conversion of a Note, any accrued and unpaid interest with respect to such Note shall be deemed cancelled, extinguished and forfeited. Notwithstanding the preceding sentence, on conversion of a Note during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the close of business on the Business Day immediately preceding such Interest Payment Date, the Holder on such Regular Record Date shall receive the interest payable on such Interest Payment Date.

Notes or portions thereof surrendered for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the close of business on the Business Day immediately preceding such Interest Payment Date shall be accompanied by payment to the Company or its order, in New York Clearing House funds or other funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date with respect to the principal amount of Notes or portions thereof being surrendered for conversion; provided that no such payment need be made if (1) the Company has specified a Redemption Date that occurs during the period from the close of business on a Regular Record Date to the close of business on the Interest Payment Date to which such Regular Record Date relates, (2) the Company has specified a Designated Event Purchase Date during such period or (3) only to the extent any overdue interest exists on the Conversion Date with respect to the Notes converted.

The Conversion Rate will be adjusted as set forth in Article 5 of the First Supplemental Indenture.

The Company shall give notice to Holders and issue a press release no later than 25 Trading Days prior to the anticipated effective date of a Make Whole Change of Control. If the Effective Date or anticipated effective date of a Make Whole Change of Control occurs on or prior to November 15, 2012, and a Holder surrenders its Notes for conversion during the period commencing on the day we shall have given notice of the anticipated effective date and ending on the related Designated Event Purchase Date, the Conversion Rate for such Notes will be increased by a number of Additional Shares as set forth in Section 5.10 of the First Supplemental Indenture, unless such transaction constitutes a Public Acquirer Change of Control and we elect to modify the conversion rate into Public Acquirer Common Stock.

Denominations; Transfer; Exchange.

The Notes are in fully registered form, without coupons, in denominations of $1,000 in principal amount and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture and First Supplemental Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture and First Supplemental Indenture.

Amendment; Waiver.

Subject to certain exceptions set forth in the Indenture and First Supplemental Indenture, (i) the Indenture, the First Supplemental Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding and (ii) certain Defaults and Events of Default may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. The Company and the Trustee may amend the Indenture and the First Supplemental Indenture under certain circumstances without the consent of the Holders, as described in the Indenture and the First Supplemental Indenture. However, the Indenture requires the consent of each Holder that would be affected for certain specified amendments or modifications of the Indenture, the First Supplemental Indenture and the Notes.

Defaults and Remedies.

An Event of Default includes the occurrence of those events set forth in Section 6.01 of the Indenture and Section 3.01 of the First Supplemental Indenture. If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be due and payable immediately, except as provided in the Indenture. If an Event of Default specified in Section 6.01(e) or (f) of the Indenture with respect to the Company occurs, the Notes shall automatically become due and payable without further action or notice.

Authentication.

This Note shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Note.

Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

GOVERNING LAW.

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE, THE FIRST SUPPLEMENTAL INDENTURE AND THIS NOTE.

The Company will furnish to any Holder upon written request and without charge copies of the Indenture and First Supplemental Indenture.

EDO Corporation

60 East 42nd Street

New York, NY 10165

Schedule I

[Include Schedule I only for a Global Security]

EDO CORPORATION

4% Convertible Senior Subordinated Notes Due 2025

No.

Date	Principal Amount	Notation Explaining Principal Amount Recorded	Authorized Signature of Trustee or Registrar

CONVERSION NOTICE

To convert this Note into Common Stock of the Company, check the box: ☐

To convert only part of this Note, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000): $

If you want the share certificate made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax ID no.)

(Print or type other person’s name, address and zip code)

Your

Signature:

(Sign exactly as your name appears on the other side of this Note)

PURCHASE NOTICE

TO:	EDO CORPORATION
HSBC Bank USA, National Association, as Trustee

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from EDO Corporation (the “Company”) regarding the right of holders to elect to require the Company to purchase the Notes and requests and instructs the Company to purchase the entire principal amount of this Note, or portion thereof (which is $1,000 principal amount or an integral multiple thereof) designated below, in accordance with the terms of the Indenture between EDO Corporation and HSBC Bank USA, National Association, as Trustee, dated as of November 21, 2005, as amended by the First Supplemental Indenture, dated as of November 21, 2005 (the “First Supplemental Indenture”) at the price of 100% of the principal amount or proportional portion thereof, together with accrued interest to, but excluding, the Purchase Date, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the First Supplemental Indenture. The Notes shall be purchased by the Company as of the applicable Purchase Date pursuant to the terms and conditions specified in the First Supplemental Indenture.

Dated:

Signature(s):

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular respect without alteration or enlargement or any change whatever.

Note Certificate Number (if applicable):

Principal amount to be purchased (if less than all):

Social Security or Other Taxpayer Identification Number:

OPTION OF HOLDER TO ELECT PURCHASE ON DESIGNATED EVENT

TO:	EDO CORPORATION
HSBC Bank USA, National Association, as Trustee

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from EDO Corporation (the “Company”) regarding the right of holders to elect to require the Company to purchase the Notes upon a Designated Event and requests and instructs the Company pursuant to Section 7.01 of the First Supplemental Indenture dated as of November 21, 2005 to purchase the entire principal amount of this Note, or portion thereof (which is $1,000 principal amount or an integral multiple thereof) designated below, in accordance with the terms of the Indenture between EDO Corporation and HSBC Bank USA, National Association, as Trustee, dated as of November 21, 2005, as amended by the First Supplemental Indenture, dated as of November 21, 2005 (the “First Supplemental Indenture”) at the price of 100% of the principal amount, together with accrued interest to, but excluding, the Designated Event Purchase Date, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the First Supplemental Indenture. The Notes shall be repurchased by the Company as of the Designated Event Purchase Date pursuant to the terms and conditions specified in the First Supplemental Indenture.

Dated:

Signature(s):

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular respect without alteration or enlargement or any change whatever.

Note Certificate Number (if applicable):

Principal amount to be purchased (if less than all):

Social Security or Other Taxpayer Identification Number: